UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2019

GRANITESHARES PLATINUM TRUST

(Exact name of registrant as specified in its charter)

Commission File Number : 001-38349

New York	84-6644954
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o GraniteShares LLC

205 Hudson Street, 7th floor

New York, New York 10013

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): 646 876 5096

(Former name or former address, if changed since last report)

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Following its competitive review of independent registered public accounting firms, the authorized officers (the “Officers”) of GraniteShares LLC (the “Sponsor”) as sponsor to GraniteShares Platinum Trust (the “Registrant”) on October 2, 2019, dismissed KPMG LLP (the “Former Accountant”) and engaged Tait, Weller & Baker LLP (the “Current Accountant”) as the principal independent registered public accounting firm to audit the Registrant’s financial statements.

No report of the Former Accountant on the Registrant’s financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years and subsequent interim periods preceding the Former Accountant’s dismissal, there was no disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (if not resolved to the satisfaction of the Former Accountant) would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Registrant’s two most recent fiscal years and subsequent interim periods preceding the Former Accountant’s dismissal, there was no reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Sponsor provided the Former Accountant with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested the Former Accountant to furnish the Sponsor with a letter addressed to the Commission stating whether the Former Accountant agrees with the statements made by the Sponsor in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of the Former Accountant’s letter dated October 3, 2019 is attached as Exhibit 16.1 to this Form 8-K.

During the Registrant’s two most recent fiscal years and subsequent interim periods preceding the Current Accountant’s engagement, neither the Sponsor nor anyone on its behalf consulted the Current Accountant regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 Former Accountant’s Letter dated October 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITESHARES PLATINUM TRUST

By:	GraniteShares LLC, Sponsor of the GraniteShares Platinum Trust

By:	/s/ William Rhind
William Rhind
CEO

Date: October 03, 2019